Exhibit 5.01
K&L Gates LLP
State Street Financial Center, One Lincoln Street
Boston, Massachusetts 02111-2950

December 27, 2018

ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539

Ladies and Gentlemen:

We have acted as counsel to ACM Research, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (File No. 333-228734) (as initially filed on December 10, 2018, and as subsequently amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”) that provides it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”), for the proposed issuance and sale by the Company of up to $100,000,000 in offering price of (a) shares of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Shares”), (b) shares of one or more series of the Company’s preferred stock, $0.0001 par value per share (“Preferred Shares”), (c) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under indentures to be entered into between the Company and the respective trustees party thereto and one or more board resolutions, supplements thereto or officers’ certificates thereunder (such indentures, together with the applicable board resolutions, supplements or officers’ certificates, the “Indentures”), (d) warrants for the purchase of Class A Common Shares, Preferred Shares or Debt Securities (“Warrants”), and (e) units (“Units”). The Class A Common Shares, Preferred Shares, Debt Securities, Warrants and Units being registered pursuant to the Registration Statement, together with any additional Class A Common Shares, Preferred Shares, Debt Securities, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the 1933 Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have deemed necessary for purposes of rendering the opinions set forth below. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. With your consent, we have assumed that (1) each of the Debt Securities, Warrants, Units, Indentures, warrant agreements and unit agreements governing such Securities (collectively pertaining to such Securities, the “Applicable Documents”) will be governed by the internal laws of the State of New York, (2) each of the Applicable Documents has been or will be duly authorized, executed and delivered by the parties thereto, (3) each of the Applicable Documents constitutes or will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against each of them in accordance with its terms, and (4) the status of each of the Applicable Documents as a legally valid and binding obligation of the parties will not be affected by any (A) breach of, or default under, any agreement or instrument, (B) violation of any statute, rule, regulation, or court or governmental order, or (C) failures to obtain any required consent, approval or authorization from, or to make any required registration, declaration or filing with, any governmental authorities. In rendering the opinions set forth in paragraphs 1 and 2 below, we have assumed the Company will comply with all applicable notice requirements set forth in the General Corporation Law of the State of Delaware with respect to uncertificated shares.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. In addition, w express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) any consent to, or restriction upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) any waiver of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection or priority of any lien or security interest, (g) any advance waiver of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) any waiver of broadly or vaguely stated rights, (i) any provision for exclusivity, election or cumulation of rights or remedies, (j) any provision authorizing or validating conclusive or discretionary determinations, (k) any grant of setoff rights, (l) any proxy, power or trust, (m) any provision prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision requiring that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of any provision to the foregoing effect.

Our opinions are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and, with respect to the opinions set forth in paragraphs 3, 4 and 5 below, the internal laws of the State of New York. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof:

1.
When an issuance of Class A Common Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total numbers of Class A Common Shares that do not exceed the respective total numbers of Class A Common Shares (a) available under the Company’s Restated Certificate of Incorporation, as amended, and (b) authorized by the Company’s board of directors in connection with the offering contemplated by the applicable Prospectus, such Class A Common Shares will be validly issued, fully paid and nonassessable.

2.
When a series of Preferred Shares has been duly established in accordance with the terms of the Company’s Restated Certificate of Incorporation, as amended, and the issuance of Preferred Shares of such series has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total numbers of Preferred Shares of such series that do not exceed the respective total numbers of Preferred Shares of such series (a) available under the Company’s Restated Certificate of Incorporation, as amended, and (b) authorized by the Company’s board of directors in connection with the offering contemplated by the applicable Prospectus, such Preferred Shares of such series will be validly issued, fully paid and nonassessable.

3.
When the applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company and the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the applicable Indenture and authorized by all necessary corporate action of the Company, upon due execution, authentication, issuance and delivery against payment therefor in accordance with the terms of the applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company and the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, upon due execution, authentication, issuance and delivery against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, upon due execution, authentication, issuance and delivery against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” We further consent to the incorporation by reference of this opinion letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the 1933 Act with respect to the Securities. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

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